EXHIBIT 10.1

June 18, 2003

Mr. Howard Cohn
2275 W. 25th Street #61
San Pedro, CA 90732

Re:  VP/Finance and Strategic Planning

Dear Howard,

We are pleased to confirm our offer of employment as Vice President Finance and Strategic Planning. This title includes, of course, the CFO position. Your work on our behalf over the last two years has been deeply appreciated by all and you have earned many friends. You will report to Jerry R. Farrar, President and CEO.

We are offering you this position under the following terms and conditions:

     1.       Title as described, three-year employment agreement.

     2. Effective date, July 20, 2003 or 30 days from notice to present employer.

     3.       Duties: Finance and Sales and Marketing Support.

     4. Salary: Starting $100,000 annually for 120 days with an automatic increase to $120,000.

     5.       MIC Stock

              a. Signing  bonus of 350,000  non-qualified  shares of MSRG common stock at a price of $0.001 per share.

              b. Stock grants,  150,000  shares at fair market value to vest for each year, over a three-year period of service, equally, pro ratta, as of the last day of each of the anniversary years, plus one day.

     6.       Bonus: (To be determined and based on financial results).

     7.       Benefits: Company's current medical and dental insurance plans.

     8. Vacation: Four weeks per year, accruing at the rate of one week per quarter.

     9.       401K Retirement Plan: When such plan is instituted by Company.

     10. Severance: From the signature date of this offer letter to the conclusion of one year of employment only, if termination is by the Company without cause, or company causes employment to not
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              begin,  Company agrees to provide six (6) months  severance,  paid monthly, at the entry salary of $100,000 per year.

Howard, please review the terms as set forth herein and, if you agree to accept this offer, please sign and date one of the copies and return it to me, via fax to (310) 544-7100, within five (5) days of the date of this letter, with an original to follow via mail.

On a personal note, I am looking forward to the tough challenges directly ahead and continuing our association, all far away from the 405.

Sincerely,


/S/ Jerry R. Farrar
Jerry R. Farrar
CEO and President


I agree to accept the position as described in this letter.


/S/ Howard Cohn
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Howard Cohn

6/19/03
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Date


cc:  Joel San Antonio
     Ron Glime